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As filed with the Securities and Exchange Commission on June 1, 2004

Registration No. 333-109921

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington (State of Incorporation)	91-1653725 (I.R.S. Employer Identification Number)

1201 Third Avenue
Seattle, Washington 98101
(206) 461-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Fay L. Chapman, Esq.
Washington Mutual, Inc.
1201 3rd Avenue
Seattle, WA 98101
(206) 461-8645
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David R. Wilson, Esq.
Heller Ehrman White & McAuliffe LLP
701 5th Avenue, Suite 6100
Seattle, WA 98104-7098

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        On February 5, 2003, Washington Mutual, Inc (the "Company") filed a registration statement on Form S-3 (No. 333-102991) to register debt securities, preferred stock and depositary shares in an aggregate principal amount of $2,000,000,000 to be offered for sale to the public from time to time pursuant to Rule 415, which was declared effective by the Securities and Exchange Commission on April 15, 2003. As of June 1, 2004, an aggregate principal amount of $350,000,000 of such securities remains registered but unissued (the "Unsold Securities"). On October 23, 2003, the Company filed a registration statement (No. 333-109921) to register debt securities, preferred stock and depositary shares in an aggregate principal amount of $5,000,000,000 to be offered for sale to the public from time to time pursuant to Rule 415 (this "Registration Statement"), which was declared effective by the Commission on November 6, 2003. As of June 1, 2004, an aggregate principal amount of $4,250,000,000 of such securities remains registered but unissued under this Registration Statement.

        This Post-Effective Amendment No. 1 to the Registration Statement, pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, is being filed to carry forward the Unsold Securities to this Registration Statement. Pursuant to Rule 429, the prospectus filed as a part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 333-102991.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 1st day of June, 2004.

WASHINGTON MUTUAL, INC.
By:	/s/ FAY L. CHAPMAN Fay L. Chapman Senior Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Kerry K. Killinger	Chairman, President, Chief Executive Officer and Director (Chief Executive Officer)	June 1, 2004
* Thomas W. Casey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 1, 2004
* Robert H. Miles	Senior Vice President & Controller (Principal Accounting Officer)	June 1, 2004
* Douglas P. Beighle	Director	June 1, 2004
* Anne V. Farrell	Director	June 1, 2004
* Stephen E. Frank	Director	June 1, 2004
* Phillip D. Matthews	Director	June 1, 2004
* Margaret Osmer McQuade	Director	June 1, 2004

* Michael K. Murphy	Director	June 1, 2004
* Mary E. Pugh	Director	June 1, 2004
* William G. Reed, Jr.	Director	June 1, 2004
* Elizabeth A. Sanders	Director	June 1, 2004
* William D. Schulte	Director	June 1, 2004
* James H. Stever	Director	June 1, 2004
* Willis B. Wood, Jr.	Director	June 1, 2004
*By:	/s/ FAY L. CHAPMAN Fay L. Chapman as attorney-in-fact	June 1, 2004

EXHIBIT INDEX

Exhibit Number	Exhibits
1.1+	Form of Underwriting Agreement with respect to Debt Securities.
1.2+	Form of Underwriting Agreement with respect to other Securities.
3.1	Restated Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).
3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Washington Mutual, Inc., creating a class of preferred stock, Series RP (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).
3.3	Restated Bylaws of Washington Mutual, Inc. (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003).
4.1+	Form of Senior Debt Security.
4.2+	Form of Subordinated Debt Security.
4.3
Second Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Senior Trustee, dated as of November 20, 2002 (incorporated by reference to the Company's Current Report on Form 8-K filed November 25, 2002).
4.4
First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Senior Trustee, dated as of August 1, 2002 (incorporated by reference to the Company's Current Report on Form 8-K filed November 25, 2002).
4.5
Second Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Subordinated Trustee dated as of March 16, 2004 (incorporated by reference to the Company's Current Report on Form 8-K filed March 24, 2004).
4.6
First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, as Subordinated Trustee, dated August 1, 2002 (incorporated by reference to the Company's Registration Statement No. 333-102991 filed on February 5, 2003).
4.7	Washington Mutual, Inc.'s Standard Multiple-Series Indenture Provisions dated as of August 1, 2002 (incorporated by reference to the Company's Current Report on Form 8-K filed November 25, 2002).
4.8+	Form of Deposit Agreement.
4.9+	Form of Depositary Share Certificate.
4.10+	Form of Preferred Stock Certificate of Designations.
4.11+	Specimen certificate for shares of preferred stock.
4.12	Rights Agreement relating to Washington Mutual's Stockholder Rights Plan (incorporated by reference to the Company's Current Report on Form 8-K filed January 8, 2001).
4.13	The registrant will furnish upon request copies of all instruments defining the rights of holders of long-term debt instruments of registrant and its consolidated subsidiaries.
4.14	Warrant Agreement dated as of April 30, 2001 (incorporated by reference to the Company's Registration Statement on Form S-3. File No. 333-63976).

4.15
2003 Amended and Restated Warrant Agreement, dated March 11, 2003 by and between Washington Mutual, Inc. and Mellon Investor Services LLC (incorporated by reference to the Company's Current Report on Form 8-K, dated March 12, 2003. File No. 001-14667).
5.1*	Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being registered.
12.1*	Statement re: Computation of Ratios.
23.1	Consent of Deloitte & Touche LLP.
23.2*	Consent of Heller Ehrman White & McAuliffe LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (see page II-4).
25.1*	Statement of Eligibility of Senior Trustee.
25.2*	Statement of Eligibility of Subordinated Trustee.

*
Previously filed.

+
To be filed by incorporation by reference to the Company's Current Report on Form 8-K to be filed subsequent to the effectiveness of this Registration Statement.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX